UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2006

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On October 5, 2006, the Board of Directors of the Company (the “Board”) elected each of Daniel Posner, 36, Lauren Robertsen, 31, Elliott Wahle, 55, and Michael Zimmerman, 36, as a member of the Board, effective immediately.

Messrs. Zimmerman and Wahle were nominated by certain investment entities and accounts managed and advised by Prentice Capital Management, L.P. (“Prentice”) pursuant to the provisions of an Investors’ Rights Agreement (the “IRA”), dated as of August 10, 2006, with Prentice Capital Partners, LP, Prentice Capital Partners QP, LP, Prentice Capital Offshore, Ltd., GPC XLIII, LLC, S.A.C. Capital Associates, LLC, PEC I, LLC, Prentice Special Opportunities Master, L.P. and Prentice Special Opportunities, LP (collectively, the “Prentice Buyers”) and D.E. Shaw Laminar Portfolios (“Laminar”). At the Board meeting, Mr. Wahle was also elected to the Audit Committee of the Board, effective immediately. The Board has affirmatively determined that Mr. Wahle is financially literate and is “independent” for purposes of membership on the Audit Committee under the listing standards of the New York Stock Exchange (“NYSE”) and applicable provisions of the Securities Exchange Act of 1934, as amended. At this time, additional committees of the Board to which Mr. Wahle will be named, if any, have not yet been determined. The committees of the Board to which Mr. Zimmerman will be named, if any, have not yet been determined.

Mr. Posner and Ms. Robertsen were nominated by Laminar pursuant to the provisions of the IRA. At this time, the committees of the Board to which Mr. Posner and Ms. Robertsen will be named, if any, have not yet been determined.

The IRA requires that at least one of the directors nominated by Prentice and one of the directors nominated by Laminar be independent of both Prentice and Laminar. All of the individuals elected as directors on October 5, 2006 have relationships with Prentice or Laminar that cause them not to meet this contractual standard of independence. However, after reviewing the qualifications of these individuals, the Board determined to temporarily waive this independence requirement. The Board intends to review this issue annually in connection with its nomination and recommendation to shareholders of candidates for election as directors at the Company’s annual meeting.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which either Ms. Robertsen or Messrs. Posner, Wahle or Zimmerman, or any members of their respective immediate families, had or will have a direct or indirect material interest, other than director compensation arrangements and other than the IRA.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the matters described in Item 5.02 above, the Revised By-Laws of the Company were amended at a meeting of the Board on October 5, 2006, effective immediately, to set the number of directors of the Company’s Board of Directors to no less than three and no more than thirteen (the previous provision set the number to no less than three and no more than eleven).

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed with this report:

Exhibit 3.2(p)   Amendment to Revised By-Laws of the Company, adopted October 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2006	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ Marc. S. Goldfarb
Marc S. Goldfarb
Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit 3.2(p)   Amendment to Revised By-Laws of the Company, adopted October 5, 2006.